                                 Exhibit 3.2






                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              ARGONAUT GROUP, INC.






                                       2
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


                                TABLE OF CONTENTS                                                         Page




ARTICLE I.
OFFICES...................................................................................................  1
-------
         Section 1.     Registered Office.................................................................  1
         Section 2.     Other Offices.....................................................................  1

ARTICLE II.
MEETINGS OF STOCKHOLDERS..................................................................................  1
------------------------
         Section 1.     Place of Meetings.................................................................  1
         Section 2.     Annual Meetings...................................................................  1
         Section 3.     Special Meetings..................................................................  1
         Section 4.     Notice of Meetings................................................................  1
         Section 5.     Quorum; Adjournment...............................................................  2
         Section 6.     Proxies and Voting................................................................  2
         Section 7.     Stock List........................................................................  2
         Section 8.     Actions by Stockholders...........................................................  3
         Section 9.     Advance Notice of Stockholder Proposals...........................................  3

ARTICLE III.
BOARD OF DIRECTORS........................................................................................  4
------------------
         Section 1.     Duties and Powers.................................................................  4
         Section 2.     Number and Term of Office.........................................................  4
         Section 3.     Chairman of the Board.............................................................  4
         Section 4.     Vacancies.........................................................................  4
         Section 5.     Meetings..........................................................................  4
         Section 6.     Quorum............................................................................  5
         Section 7.     Actions of Board Without a Meeting................................................  5
         Section 8.     Meetings by Means of Conference Telephone.........................................  5
         Section 9.     Committees........................................................................  5
         Section 10.    Compensation......................................................................  6
         Section 11.    Removal...........................................................................  6

ARTICLE IV.
OFFICERS..................................................................................................  6
--------
         Section 1.     General...........................................................................  6
         Section 2.     Election; Term of Office..........................................................  6
         Section 3.     President.........................................................................  6
         Section 4.     Vice President....................................................................  7
         Section 5.     Secretary.........................................................................  7
         Section 6.     Assistant Secretaries.............................................................  7
         Section 7.     Treasurer.........................................................................  7
         Section 8.     Assistant Treasurer...............................................................  8
         Section 9.     Other Officers....................................................................  8
         Section 10.    Voting Securities Owned by the Corporation........................................  8

                                       3

ARTICLE V.
STOCK.....................................................................................................  8
-----
         Section 1.     Form of Certificates..............................................................  8
         Section 2.     Signatures........................................................................  8
         Section 3.     Lost Certificates.................................................................  8
         Section 4.     Transfers.........................................................................  9
         Section 5.     Record Date.......................................................................  9
         Section 6.     Beneficial Owners.................................................................  9

ARTICLE VI.
NOTICES...................................................................................................  9
-------
         Section 1.     Notices...........................................................................  9
         Section 2.     Waiver of Notice..................................................................  9

ARTICLE VII.
GENERAL PROVISIONS........................................................................................ 10
         Section 1.     Dividends......................................................................... 10
         Section 2.     Disbursements..................................................................... 10
         Section 3.     Corporation Seal.................................................................. 10

ARTICLE VIII.
INDEMNIFICATION........................................................................................... 10

ARTICLE IX.
AMENDMENTS................................................................................................ 11


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              ARGONAUT GROUP, INC.

                     (hereinafter called the "Corporation")




                                    ARTICLE I.
                                     OFFICES

     Section 1. Registered Office.  The registered office of the
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                 ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.   Special meetings of the Stockholders,  for any
purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, and shall be held at such place, on such date, and at such time as the resolution shall fix. Special meetings of Stockholders may not be called by any other means, including by Stockholder action. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than ninety (90) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

Section 5.  Quorum; Adjournment.   At any  meeting of the  stockholders,  the
holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be presented or represented.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6.  Proxies and Voting.   At any meeting of the  stockholders,  every
stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

         All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 7.  Stock List.    A  complete  list  of  stockholders  entitled  to
vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meting and the number of shares held by each of them.

Section 8. Actions by Stockholders.   Unless  otherwise  provided in the
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 9. Advance Notice of Stockholder Proposals.   At any annual or
special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if proper for action at the meeting and if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and these By-Laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, (i) if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten (10) days after such date is first so announced or disclosed and (ii) with respect to the Corporation's annual meeting to be held on April 21, 1998, such advance notice shall be given not less than fifteen (15) nor more than twenty-five (25) days prior to the date of the meeting. Public notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate a person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs
(a), (e) and (f) of Item 401 of  Regulation  S-K adopted by the  Securities  and
Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner of pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether a proposal is proper for action at the meeting and whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given or the proposal is otherwise not proper for action at the meeting.


                                ARTICLE III.
                               BOARD OF DIRECTORS

Section 1.  Duties and Powers.   The business of the Corporation  shall be
managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board of Directors shall consist of five (5) members. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 3.  Chairman of the Board.   The Board of Directors at its first
meeting held after each Annual Meeting of Stockholders, or thereafter, may designate one of its members as Chairman of the Board to serve for the ensuing year or until his successor is designated. The Chairman of the Board, if any, shall preside at all meetings of stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 4.  Vacancies.   Vacancies and newly created  directorships  resulting
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 5.  Meetings.   The Board of Directors of the Corporation may hold
meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given to the newly-elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all of the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these By-Laws.

Section 6.  Quorum.   Except as may be otherwise  specifically  provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Actions of Board Without a Meeting.    Unless  otherwise  provided
by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference . Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in these By-Laws or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 10.  Compensation.   Unless  otherwise  restricted by the  Certificate
of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11.  Removal.   Unless  otherwise  restricted by the  Certificate  of
Incorporation or these By-Laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


                                 ARTICLE IV.
                                    OFFICERS

Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Directors may also choose additional vice-presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as the Board of Directors, in its discretion, shall deem necessary or appropriate as designated by the Board of Directors from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2.  Election; Term of Office.   The Board of Directors at its first
meeting held after each Annual Meeting of Stockholders shall elect a President, a Vice President, a Secretary and a Treasurer and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officers; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

Section 3. President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall possess the power to execute all bonds, mortgages, certificates, contracts and other instruments except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these By-Laws or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

Section 4.  Vice President.   In the absence of the President or in the event
of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 5.  Secretary.   The  Secretary  shall attend all  meetings of the Board
of Directors and all meetings of stockholders and record all the proceedings there at in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 6.  Assistant Secretaries.   Except as may be otherwise provided in
these By-Laws, Assistant Secretaries, if there by any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 8.  Assistant Treasurer.   Except as may be otherwise provided in these
By-Laws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Treasurer.

Section 9.  Other Officers.   Such other  officers as the Board of Directors
may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 10. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.


                                  ARTICLE V.
                                      STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.  Transfers.   Stock of the Corporation shall be transferable in the
manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.  Beneficial Owners.   The Corporation shall be entitled to recognize
the exclusive right of a person registered on its books as the owner of share to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VI.
                                     NOTICES

Section 1. Notices.   Whenever  written notice is required by law, the
Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex or cable.




Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                ARTICLE VII.
                               GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Disbursements.   All notes,  checks,  drafts and orders for the
payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of the organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                               ARTICLE VIII.
                                 INDEMNIFICATION

         Each person who was or is involuntarily made a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged to be action in an official capacity as a director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition in accordance with and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

         If a claim under this Article VIII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of Delaware law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such claimant had not met the applicable standard of conduct.

         The rights conferred by this Article VIII shall not be exclusive of any right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of the stockholders or disinterested directors or otherwise; provided, however, that the right to indemnification which any director, officer or representative may have to the extent derived from any provision of the Certificate of Incorporation or By-Laws shall be limited to those provisions in effect at the time such director, officer or representative was acting as such.

         The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.


                                 ARTICLE IX.
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of ARGONAUT GROUP, INC., and that the foregoing By-Laws were adopted as the by-laws of said Corporation on the twenty-fifth day of March, 1998 by the Board of Directors of said Corporation.

         Dated as of March 25, 1998.




                                               James B Halliday, Vice President,
                                               Secretary and Treasurer